CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Gentlyte Thomas Consolidated Thrift Savings Plan for Hourly Lighting Employees of our report dated February 11, 1999, with respect to the consolidated financial statements and schedule of Thomas Industries Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Louisville, Kentucky
February 9, 2000